EXHIBIT 99.1
FIRST AMENDMENT AND JOINDER TO LOAN AND SECURITY AGREEMENT
AND
SCHEDULE TO LOAN AND SECURITY AGREEMENT

This First Amendment and Joinder to the Loan and Security Agreement and Schedule to the Loan and Security Agreement (“Amendment”) is made as of this  5th day of December, 2008 by and among EMTEC INC. (a Delaware corporation), EMTEC INC. (a New Jersey corporation), EMTEC VIASUB LLC (a Delaware limited liability company), and EMTEC FEDERAL, INC. (formerly known as WESTWOOD COMPUTER CORPORATION) (a New Jersey corporation) (collectively, the "Existing Borrowers"), whose address is 11 Diamond Road, Springfield, NJ 07081; EMTEC GLOBAL SERVICES LLC (formerly known as EMTEC FEDERAL SERVICES LLC, formerly known as WESTWOOD FEDERAL SERVICES, LLC) (a Delaware limited liability company),  LUCEO, INC. (an Illinois corporation), EBUSINESS APPLICATION SOLUTIONS, INC. (a New Jersey corporation) and AVEEVA, INC. (a Delaware corporation) (each a "Joining Borrower", and all together with Existing Borrowers, jointly and severally, “Borrower”); and DE LAGE LANDEN FINANCIAL SERVICES, INC. ("DLL"), whose address is 1111 Old Eagle School Road, Wayne,  PA 19087.

BACKGROUND

A.  Existing Borrowers and DLL are party to that certain Loan and Security Agreement dated December 7, 2006 (as it may otherwise have been and may hereafter be modified, amended, extended, restated, supplemented or replaced, from time to time, the “Loan and Security Agreement”), including that certain Schedule to the Loan and Security Agreement dated December 7, 2006 executed by Borrower and DLL in connection with and as a part of the Loan and Security Agreement (as it may otherwise have been and may hereafter be modified, amended, extended, restated, supplemented or replaced, from time to time, the “Schedule”), pursuant to which DLL established certain credit facilities in favor of Borrower.  The Loan and Security Agreement, collectively together with the Schedule, as either may otherwise have been and may hereafter be modified, amended, extended, restated, supplemented or replaced, from time to time, are referred to herein collectively as the “Loan and Security Agreement”.   The Loan and Security Agreement and all instruments, documents and agreements executed in connection therewith or related thereto are referred to herein collectively as the “Existing Loan Documents.”  All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan and Security Agreement.

B.  Borrower has requested that DLL make certain amendments and modification to the Loan and Security Agreement and the credit facilities established thereunder, including (i) extending the Term of the Loan and Security Agreement through December 7, 2010 and (ii) consenting to the joinder of such Joining Borrowers into the Loan and Security Agreement as joint and several Borrower entities thereunder, and DLL has agreed to make such amendments and modifications in accordance with the provisions of and on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, with the foregoing Background incorporated by reference and made a part hereof and intending to be legally bound, the parties agree as follows:

1.  Joinder.  Upon the effectiveness of this Amendment as provided for in Section 4 below, each Joining Borrower joins in as, assumes the obligations and liabilities of, adopts the obligations, liabilities and role of, and becomes, one of the joint and several Borrower entities under the Loan and Security Agreement and the other Existing Loan Documents (including without limitation the Secured Floorplan Loan Note and the Secured Revolving Credit Note).  All references to Borrower contained in the Existing Loan Documents, specifically including the Loan and Security Agreement, are hereby deemed for all purposes to also refer to and include each Joining Borrower as one of the Borrower entities and each Joining Borrower hereby agrees to comply with all of the terms and conditions of the Existing Loan Documents, specifically including the Loan and Security Agreement, as if such Joining Borrower were an original signatory thereto.  Without limiting the generality of the provisions above, each Joining Borrower hereby becomes liable, on a joint and several basis, along with all other Borrower entities, for all Obligations, including, without limitation, all existing and future Loans and other liabilities and obligations incurred at any time by any one or more Borrower entities under the Existing Loan Documents or any future Loan Documents that may hereafter be executed and delivered by the parties hereto (including, without limitation, the Secured Floorplan Loan Note and the Secured Revolving Credit Note), as amended hereby or as may be hereafter amended, modified, supplemented or replaced.  In connection with the joinder of Emtec Global Services LLC (formerly known as Emtec Federal Services LLC, formerly known as Westwood Federal Services, LLC) (“Emtec Global”) as provided for in this paragraph, upon the effectiveness of this Amendment as provided for in Section 4 below, the subsection titled “Westwood Federal Services, LLC as Inactive Subsidiary” set forth in Section 6.1.1.5 of the Schedule titled “Additional Covenants” is hereby deleted from the Schedule and shall be of no further force or effect.

2.  Amendment to Loan and Security Agreement.  Upon the effectiveness of this Amendment as provided for in Section 4 below, the Loan and Security Agreement is hereby amended and modified in the following manner.

(A)  Amendment to Clarify Treatment of Collections in Excess of Obligations.  Section 2.10(c) of the Loan and Security Agreement is hereby amended by adding the following new paragraphs to the end thereof.  The parties hereto agree that this amendment to Section 2.10(c) of the Loan and Security Agreement shall supersede any prior agreements, written or oral or established by course of dealing or course of business or practice, between them as to the treatment of funds received by DLL through the Blocked Accounts in excess of the amount of the Obligations outstanding from time to time:

Notwithstanding anything to the contrary provided for herein, in the event that, at any time, the funds received by DLL through the Blocked Accounts shall exceed the amount of the then-outstanding Obligations that are then due and payable, DLL shall (and Borrower hereby authorizes DLL to) retain and hold such excess funds received through the Blocked Accounts as cash collateral for the Obligations (all such funds received and held by DLL from time to time as cash collateral prior to the application thereof to the Obligations as provided for in this paragraph, the “Excess Collections”).  DLL hereby agrees that all such Excess Collections held by DLL from time to time shall accrue interest for the benefit of Borrower at a per annum rate equal to the Cash Collateral Rate (as defined below) as in effect from time to time, which interest shall accrue on a daily basis at the Cash Collateral Rate on the daily balance of such Excess Collections as of the end of each day and shall be credited to Borrower’s account, as though it were additional Excess Collections received by DLL, on a monthly basis on the first Business Day of the following month.  All such interest accruing on such excess funds shall continue to be held by DLL as further cash collateral for the Obligations.  Such excess funds and interest held by DLL as cash collateral as defined in the foregoing shall be applied to the payment of future Obligations as and when such Obligations are incurred and/or become payable.  Without limiting the generality of Section 3.1 of this Agreement below, Borrower hereby grants to DLL a first priority security interest and lien in any and all such excess funds held by DLL from time to time and all interest accruing thereon (collectively, the “Excess Cash Collateral”) to secure the payment and performance of the Obligations when due and Borrower agrees that all such Excess Cash Collateral held by DLL from time to time shall be part of the “Collateral” as defined in Section 3.1 of this Agreement below.  DLL shall not be required to deposit the actual funds representing such Excess Cash Collateral into any particular deposit account maintained specifically for the benefit of Borrower and/or to otherwise segregate or maintain such funds separately from DLL’s other funds and assets and may instead commingle all such Excess Cash Collateral held by DLL for the benefit of Borrower with DLL’s other funds and assets (including by depositing any and all funds representing such Excess Cash Collateral into DLL’s general operating deposit accounts and/or other deposit accounts or securities accounts).  For avoidance of doubt, the parties hereto agree that upon the occurrence of any Event of Default, DLL shall have the immediate right, exercisable it is sole and absolute discretion, to apply and any all Excess Cash Collateral held by DLL for Borrower’s account to the repayment of any and all then-outstanding and owing Obligations.

“Cash Collateral Rate” means, with respect to any day in any calendar month, the annual rate equal to the annual rate in effect in the London Interbank market applicable to deposits of U.S. dollars as reported in the “Money Rates” section of The Wall Street Journal with respect to three month (90 day) LIBOR on the last Business Day in the preceding calendar month.  The Cash Collateral Rate shall be adjusted as of the first day of each month in accordance with the foregoing sentence.  If the Wall Street Journal is not published on such Business Day or does not report such rate, such rate shall be the annual rate in effect in the London Interbank market applicable to deposits of U.S. dollars with respect to three month (90 day) LIBOR on the applicable date as reported by such other publication or source as DLL may reasonably select.

(B)  Amendment to Add Limitation on Liens on Equity of Foreign Subsidiaries.  Section 3.1 of the Loan and Security Agreement is hereby amended by adding the following new paragraph to the end thereof:

Notwithstanding anything to the contrary contained in the foregoing or otherwise set forth in this Agreement, the Schedule or any other Loan Document, the “Collateral” shall not include, and DLL shall not hold and Borrower shall not be deemed to have granted a security interest, pledge or other lien of any kind on, more than 65% of the capital stock, shares, membership interests, partnership interests or other equity interests possessing voting/management power (collectively, “Voting Capital Stock”) issued by any Subsidiary of Borrower that is organized under the laws of a jurisdiction outside of the United States (provided that, for the avoidance of doubt, the “Collateral” shall include, and the Borrower hereby grants a security interest to secure the Obligations in, (x) 65% of such Voting Capital Stock issued by any such foreign Subsidiary of Borrower and (y) 100% of any other capital stock, shares, membership interests, partnership interests or other equity interests issued by any such foreign Subsidiary of Borrower that does not possess any such voting/management power).

3.  Amendments to the Schedule.  Upon the effectiveness of this Amendment as provided for in Section 4 below, the Schedule is hereby amended and modified in the following manner.

(A)  Amendment to Revise Definition of Base Rate.  Section 1 of the Schedule titled “DEFINITIONS” is hereby amended by amending and restating the definition of “Base Rate” set forth therein as follows:

“Base Rate” means, with respect to any day in any calendar month, the annual rate equal to the annual rate in effect in the London Interbank market applicable to deposits of U.S. dollars as reported in the “Money Rates” section of The Wall Street Journal with respect to three month (90 day) LIBOR on the last Business Day in the preceding calendar month.  The Base Rate shall be adjusted as of the first day of each month in accordance with the foregoing sentence.  If the Wall Street Journal is not published on such Business Day or does not report such rate, such rate shall be the annual rate in effect in the London Interbank market applicable to deposits of U.S. dollars with respect to three month (90 day) LIBOR on the applicable date as reported by such other publication or source as DLL may reasonably select.

(B)  Amendments to Definition of Eligible Receivables.  The definition of “Eligible Receivables” set forth in Section 1 of the Schedule titled “DEFINITIONS” is hereby amended is hereby amended as follows:

(i)  clause (viii) of such definition is hereby amended and restated as follows:

Borrower is or may become liable to the Account Debtor for goods sold or services rendered by the Account Debtor to Borrower, provided that, DLL may in the exercise of its Permitted Discretion elect to (and, with respect to any HP Rebate Receivable (as defined below), DLL shall) permit any Receivable(s) that would otherwise be made ineligible by the provisions of this clause (vii) to be treated as Eligible Receivable(s) hereunder (subject to the remaining provisions of this definition) and to establish a reserve against the Revolving Credit Borrowing Base Amount equal to the amount of the applicable offset, contra, amount which is or may become owing from Borrower to such Account Debtor.

(ii)  the following new paragraph shall be added to the end of such definition as follows:

Notwithstanding anything to the contrary provided for in the Loan and Security Agreement or this Schedule, each rebate amount owing to Borrower under Hewlitt-Packard’s “Big Deal” rebate program (each an “HP Rebate Receivable”) shall be treated as a “Receivable” of Borrower for all purposes under this Agreement, and as such, shall be eligible to be treated as an “Eligible Receivable” of Borrower for all purposes under this Agreement, but only to the extent that such HP Rebate Receivable shall satisfy all of the other terms and provisions, requirements and conditions, of this definition.

(C)  Amendment to Revise Interest Rates on Revolving Credit Loans.  Section 2.6 of the Schedule titled “INTEREST AND FEES” is hereby amended by amending and restating the subsection thereof titled “Revolving Interest Rate” as follows:

Revolving Interest Rate.  Borrower shall pay DLL interest on the daily outstanding balance of Borrower's Revolving Credit Loans at a per annum rate of the Base Rate plus three and one-quarter percent (3.25%) (subject to the provisions of Section 2.7 of the Agreement regarding default rates).

(D)  Amendment to Revise Interest Rates on Overdue Floorplan Loans.  Section 2.6 of the Schedule titled “INTEREST AND FEES” is hereby amended by amending and restating the last sentence of the subsection thereof titled “Floorplan Credit Line Interest” as follows:

Interest on any outstanding amount of any specific Floorplan Loan not repaid in full on or prior to the applicable Due Date for such Floorplan Loan (subject to any extension of such Due Date for such Floorplan Loan as provided for in Section 2.10(a)), including any Refinancing Floorplan Loan, shall accrue at a per annum rate of six and one-quarter percent (6.25%) in excess of the Base Rate.

(E)  Amendment to Amend Limits on Audit Fees.  Section 2.6 of the Schedule titled “INTEREST AND FEES” is hereby amended by amending and restating the subsection thereof titled “Examination Fee” as follows:

Examination Fee.  Borrower shall pay DLL an examination fee equal to Seven Hundred Fifty Dollars ($750) per day per field examiner, plus all out-of-pocket costs and expenses incurred by each such field examiner for each field examination and/or audit conducted by DLL regarding Borrower and its Collateral (the “Examination Fee”), which shall be deemed fully earned and non-refundable as of the end of each such day of each such field examination and/or audit and shall be due and payable on demand ,provided that, unless an Event of Default has occurred and remains outstanding, (i) Borrower shall not be liable for any Examination Fee in excess of Six Thousand Dollars ($6,000) with respect to any particular field examination and audit (however, the parties hereto agree that, in the event that after December 5. 2008, any further additional Borrower entities are joined into and become part of this Agreement, such $6,000 amount shall be increased by up to $2,250 for each such new Borrower entity so joined) and (ii) Borrower shall not be liable for any Examination Fee with respect to more than four (4) such field examinations and audits in any year, but provided further that Borrower acknowledges that the foregoing limitations shall not apply with respect to any field examination or audit conducted by DLL at any time when an Event of Default has occurred and remains outstanding.  Borrower acknowledges and agrees that DLL shall conduct such field examinations and audits at least quarterly.  Notwithstanding anything to the contrary contained in the foregoing but subject to the other terms in the Agreement, nothing shall limit DLL’s (and its agents’ or auditors’) rights of access upon reasonable notice and at reasonable times (except that no such notice shall be required at any time after the occurrence and during the continuance of an Event of Default) at any time to Borrower's records, files, books of account and all other documents, instruments and agreements relating to the Collateral and to Borrower’s business locations and the Collateral as provided for under Section 9.1(a) of the Agreement or the number of field examinations and/or audits with respect to Borrower and its Collateral that DLL (and its agents or auditors) may conduct at DLL’s own expense from time to time or to limit DLL’s rights to determine the appropriate scope of any field examination or audit or the number of field examiners DLL may send to conduct any field examination or audit.

(F)  Amendment to Establish Minimum Floorplan Annual Volume Commitment.  Section 2.6 of the Schedule titled “INTEREST AND FEES” is hereby amended by adding the following new subsection to the end thereof as follows::

Minimum Floorplan Annual Volume Commitment and Floorplan Commitment Fee.  In addition to the interest and fees payable by Borrower as set forth above, to the extent that the aggregate amount of all Floorplan Loans funded by DLL under this Agreement (such amount as to any applicable period, the “Floorplan Volume Usage”) during the period of December 1st of any given calendar year through November 30th of the following calendar year (each such period, a “Floorplan Annual Volume Period”) does not equal or exceed  Sixty Million Dollars ($60,000,000) (the “Floorplan Annual Volume Commitment”), Borrower shall pay DLL a fee (the “Floorplan Commitment Fee”) for such Floorplan Annual Volume Period equal to (i) the difference of the Floorplan Annual Volume Commitment minus the Floorplan Volume Usage for such Floorplan Annual Volume Period multiplied by (ii) one percent (1.00%).  Any such annual Floorplan Commitment Fee which may be owing with respect to any Floorplan Annual Volume Period shall be due and payable, and fully earned and non-refundable, on December 1st of each year, and without limiting the generality of Section 9.11 of this Agreement, the coming due of any such Floorplan Commitment Fee, at the sole option of DLL, may be deemed to be an automatic request by Borrower for a Revolving Credit Loan in an amount equal to such Floorplan Commitment Fee, and DLL, in its sole option, may make such Revolving Credit Loan and use the proceeds of such Revolving Credit Loan to satisfy such payment due regardless of whether the conditions otherwise required by the making of a Revolving Credit Loan under Section 4.2 have been satisfied and regardless of whether the total outstanding balance of all Revolving Credit Loans (after giving effect to the making of such Revolving Credit Loan) would exceed any dollar or percentage limitation otherwise applicable to Revolving Credit Loans, including the Revolving Credit Borrowing Base Amount, the Revolving Credit Limit or the amount of the Total Facility.  Concurrently with the monthly account statement provided by DLL pursuant to Section 2.10(f) of this Agreement for the period including any such December 1st on which any such Floorplan Commitment Fee may be due and payable, DLL shall provide Borrower with a reasonably detailed statement showing the calculation of such Floorplan Commitment Fee.  Such calculation shall be deemed correct, accurate and binding on Borrower and DLL and an account stated unless Borrower notifies DLL in writing to the contrary within fifteen (15) days after such calculation is provided by DLL to Borrower, describing the nature of any alleged errors or omissions.  Upon any such written notification of a dispute by Borrower regarding any such Floorplan Comment Fee, Borrower and DLL shall seek in good faith to resolve any differences provided in the notice of disagreement, and if such resolution shall be in favor of Borrower, DLL shall make an appropriate adjustment (including, if applicable, a reversal of the applicable portion of any Revolving Credit Loan made pursuant to Section 9.11 in satisfaction of the Floorplan Comment Fee as originally computed by DLL and any interest that may have accrued on such reversed portion of such Revolving Credit Loan).

Notwithstanding anything to the contrary provided for in the forgoing, if this Agreement is terminated during any Floorplan Annual Volume Period (whether voluntarily at the request of Borrower or otherwise for any reason), and the Floorplan Volume Usage determined for the period from the first day of such Floorplan Annual Volume Period through the date of such termination (the “Proration Period”) is less than the Minimum Floorplan Annual Volume Commitment pro-rated for the number of days in such Proration Period (the Minimum Floorplan Annual Volume Commitment as so pro-rated being equal to (x) the Minimum Floorplan Annual Volume Commitment multiplied by (y) a fraction where the numerator is equal to the number of days in such Proration Period and the denominator is 365), then Borrower shall pay to DLL a pro-rated Floorplan Commitment Fee equal to (a) the Minimum Floorplan Annual Volume Commitment as so pro-rated for such Proration Period minus the Floorplan Volume Usage for such Proration Period multiplied by (b) one percent (1.00%), which such pro-rated Floorplan Commitment Fee shall be shall be due and payable (and fully-earned and non-refundable) on the date of such termination (provided that, if this Agreement shall terminate on or before December 10th of any calendar year, no such pro-rated Floorplan Commitment Fee shall be payable for the period from December 1st of such year through the date of such termination).

The Floorplan Volume Usage for any applicable Floorplan Annual Volume Period or Proration Period shall be conclusively determined based on the amount of the invoices generated by the applicable Vendors and issued to Borrower for the Floorplanned Inventory purchased pursuant to such Floorplan Loans during such period.

(G)  Amendment to Require Quarterly Testing of Positive Net Income Covenant.  Section 6.1.1.3 of the Schedule titled “Financial Covenants” is hereby amended by amending and restating the subsection thereof titled “Positive Annual Net Income” as follows.

Positive Net Income.  Borrower shall maintain a positive net income as determined in accordance with GAAP as measured at the end of each fiscal quarter of Borrower (beginning with Borrower’s fiscal quarter ending November 30, 2008) for the trailing twelve (12) month fiscal measurement period ending as of the last day of such fiscal quarter.

(H)  Amendment to Delete Minimum Excess Revolver Availability Covenant.  Section 6.1.1.3 of the Schedule titled “Financial Covenants” is hereby amended by permanently deleting the subsection thereof titled “Minimum Excess Revolver Availability”, which shall hereafter be of no further force or effect.

(I)  Amendment to Modify Covenant Regarding Permitted Dividends and Distributions.  Section 6.2.3 of the Schedule titled “Permitted Dividends and Distributions” is hereby amended and restated in its entirety as follows:

Permitted Dividends and Distributions (Section 6.2.3):

At any time, dividends may be paid by any wholly-owned direct or indirect Subsidiary of Borrower (including any such wholly-owned Subsidiary of a Borrower entity that is also a Borrower entity hereunder) to its parent Borrower (and/or to any intermediate wholly-owned direct or indirect Subsidiary of such parent Borrower).

Borrower may also make other distributions and dividends to its shareholders on a quarterly basis based on Borrower’s net income (calculated on a consolidated basis for all Borrower entities and their respective Consolidated Subsidiaries taken together as a whole) as determined in accordance with GAAP for such quarter (beginning with Borrower’s fiscal quarter ending as of November 30, 2008) but only so long as, in each case:  (i) prior to making any such distribution or dividends with respect to any such fiscal quarter (each, a “Subject Quarter”), Borrower shall have delivered to DLL Borrower’s quarterly financial statements required under Section 9.1(b)(f) of this Schedule for such Subject Quarter (or, if such Subject Quarter is the last fiscal quarter in any fiscal year of Borrower, Borrower’s audited annual financial statements required under Section 9.1(b)(g) of this Schedule for the fiscal year ending with such Subject Quarter) prior to the date delivery of such financial statements was required under such Section 9.1(b)(f) of this Schedule (or, if applicable, Section 9.1(b)(g) of this Schedule), (ii) such dividend or distribution with respect to such Subject Quarter is made within thirty (30) days of the date such quarterly financial statements (or, if applicable, audited annual financial statements) with respect to such Subject Quarter were delivered to DLL, (iii) both prior and after giving effect to any such distribution or dividend, no Event of Default, or event that with the passage of time or giving of notice or both will become an Event of Default, has occurred and is continuing or will occur (and without limiting the generality of the foregoing, Borrower is and will be and shall remain in compliance with the financial covenants set forth in Section 6.1.13 above), and (iv) after giving effect to such proposed distribution or dividend, and all other prior distributions or dividends made with respect to such Subject Quarter, Borrower shall have retained as retained earnings (and not distributed or made a dividend with respect to) at least eighty percent (80.00%) of Borrower’s net income (calculated on a consolidated basis for all Borrower entities and their respective Consolidated Subsidiaries taken together as a whole) as determined in accordance with GAAP for such Subject Quarter.  In addition, Borrower may make a one-time distribution/dividend to its shareholders at any time prior to December 31, 2008 in respect of Borrower’s net income (calculated on a consolidated basis for all Borrower entities and their respective Consolidated Subsidiaries taken together as a whole) as determined in accordance with GAAP for Borrower’s fiscal year ended August 31, 2008 in an amount not to exceed $251,000 but only so long as:  (i) prior to making such distribution/dividend, Borrower shall have delivered to DLL Borrower’s final audited annual financial statements required under Section 9.1(b)(g) of this Schedule for Borrower’s fiscal year ended August 31, 2008  prior to the date delivery of such financial statements was required under such Section 9.1(b)(g) of this Schedule, which such final audited annual financial statements shall not reflect any material change to the calculation of Borrower’s net income for such fiscal year as compared to the draft version of such annual financing statements delivered by Borrower to DLL prior to the execution of the First Amendment to the Loan and Security Agreement and Schedule to the Loan and Security Agreement, and (ii) both prior and after giving effect to any such distribution or dividend, no Event of Default, or event that with the passage of time or giving of notice or both will become an Event of Default, has occurred and is continuing or will occur (and without limiting the generality of the foregoing, Borrower is and will be and shall remain in compliance with the financial covenants set forth in Section 6.1.13 above).

(J)  Amendment to Add Earn-Out Obligations to Permitted Indebtedness Covenant.  Section 6.2.11 of the Schedule entitled “Indebtedness” shall be amended by adding the following new items of permitted Indebtedness under the heading “Other Specific Indebtedness”

In connection with the purchase by Emtec Global of all of the outstanding stock of Luceo, Inc., Emtec Global agreed to make contingent cash payments to the former stockholder of Luceo, Inc. each year for three (3) years after the closing, if certain performance goals are met.  The aggregate amount of these contingent payments shall not exceed $705,000 in any one year.

In connection with the purchase by Emtec Global of all of the outstanding stock of eBusiness Applications Solutions, Inc. and Aveeva, Inc., Emtec Global agreed to make contingent cash payments to the former stockholder of these entities of up to $1,000,000 per year for the next three (3) years if certain performance goals are met.

(K)  Amendment to Amend and Restate Covenant Regarding Insider/Affiliated Indebtedness.  Section 6.1.15 of the Schedule entitled “Additional Covenants” is hereby amended by amending and restating in its entirety the subsection thereof entitled “Insider/Affiliated Indebtedness” as follows:

Insider/Affiliated Indebtedness.  Borrower represents and warrants that as of December 5, 2008, the only Indebtedness for borrowed money owing by any Borrower entity to any Affiliate, shareholder (or former shareholder), employee (or former employee), officer (or former officer) or director (or former director) of any Borrower entity, or any relative of any of the foregoing, is as follows:

Indebtedness owing to Darr Westwood LLC pursuant to that certain Subordinated Note dated April 16, 2004 issued by Westwood Computer Corporation (as successor by merger to Darr Westwood Acquisition Corporation).

Indebtedness owing to Darr Westwood LLC pursuant to that certain 8% Promissory Note dated August 5, 2005 issued by Emtec Viasub LLC (as successor by merger to Darr Westwood Technology Corporation).

Indebtedness owing to Four Kings Management LLC pursuant to that certain Subordinated Note dated April 16, 2004 issued by Westwood Computer Corporation (as successor by merger to Darr Westwood Acquisition Corporation).

Indebtedness owing to Joyce Tischler pursuant to that certain Separation Agreement dated April 16, 2004 between Joyce Tischler and Westwood Computer Corporation.

Indebtedness owing to Keith Grabel pursuant to that certain five percent (5%) subordinated note dated February 5, 2007 issued by Westwood Computer Corporation.

Indebtedness owing to Mary Margaret Grabel pursuant to that certain five percent (5%) subordinated promissory note dated February 5, 2007 issued by Westwood Computer Corporation.

Indebtedness owing to Sivapatham Natarajan pursuant to that certain eight percent (8%) unsecured subordinated promissory note dated March 20, 2008 issued by Emtec Global (the “Natarajan Note”).

Indebtedness owing to DARR Global Holdings, Inc. pursuant to that certain five percent (5%) subordinated note dated February 5, 2007 issued by Westwood Computer Corporation.

Without limiting the generality of Section 6.2.11 of this Agreement, from and after the Closing Date, Borrower shall not incur any additional Indebtedness for borrowed money from any Affiliate, shareholder (or former shareholder), employee (or former employee), officer (or former officer) or director (or former director) of any Borrower entity, or any relative of any of the foregoing, unless such Indebtedness is incurred as Subordinated Debt with the specific prior written consent of DLL.

Borrower shall not make any payments of any kind, whether or principal, interest or otherwise and whether regularly scheduled, upon maturity or acceleration or otherwise, in respect of any such Indebtedness for borrowed money existing from time to time owing to any Affiliate, shareholder (or former shareholder), employee (or former employee), officer (or former officer) or director (or former director) of any Borrower entity, or any relative of any of the foregoing, unless and except as and if expressly permitted pursuant to the Subordination Agreement executed between such insider/affiliated creditor and DLL; provided however that, notwithstanding anything to the contrary contained in the foregoing, (x) DLL shall not require, and Borrower shall not be obligated to obtain or deliver, a Subordination Agreement from Joyce Tischler regarding the Indebtedness owing to Joyce Tischler pursuant to that certain Separation Agreement dated April 16, 2004 between Joyce Tischler and Westwood Computer Corporation (“Tischler Separation Indebtedness”) and such Tischler Separation Indebtedness shall be permitted under this Agreement regardless of the fact that it is not Subordinated Debt and (y) Borrower may, at any time and from time to time as it may elect, make payments to Joyce Tischler in such amounts as Borrower may elect (including any regularly scheduled payment thereof or any full or partial prepayment thereof) so long as, at the time of any such proposed payment and after giving effect thereto, no Event of Default, or event that with the passage of time or giving of notice or both will become an Event of Default, shall have occurred and remain outstanding and no such Event of Default, or event that with the passage of time or giving of notice or both will become an Event of Default, would occur as a result of the making of such proposed payment.

(L)  Amendment to Amend and Restate Covenant Regarding Insider/Affiliated Indebtedness.  Section 6.1.15 of the Schedule entitled “Additional Covenants” is hereby amended by adding the following new subsection entitled “Covenants Regarding Non-Borrower Subsidiary – Aviance Software (India) Pvt. Ltd.”:

Covenants Regarding Non-Borrower Subsidiary –Aviance Software (India) Pvt. Ltd..  Borrower represents and warrants that as of December 5, 2008, Aviance Software (India) Pvt. Ltd (“Aviance”), an Indian private limited company and majority-owned Subsidiary of Borrower entity Aveeva, Inc. (“Aveeva”), does not conduct any business other than the business of providing back office support and consulting services for Emtec Global and the other Borrower entities and their direct and indirect Subsidiaries and that Aviance does not have any significant or material assets other than the assets reasonably necessary to carry out such business.  The current issued and outstanding equity in Aviance as of December 5, 2008 consists of 9,999 shares issued to Aveeva and 1 share issued to Emtec Global Services, LLC (formerly known as Emtec Federal Services LLC, formerly known as Westwood Federal Services LLC) (“Emtec Global”).  Borrower hereby covenants that Borrower shall not permit Aviance to carry out any other business or to have or acquire any other significant or material assets.  Without limiting the generality of any other provisions of this Agreement (specifically including without limitation Section 6.2.2, 6.2.1 and 6.2.12), no Borrower entity shall make any intercompany loans or capital contributions or investments, or otherwise transfer any assets of any kind (including sales or transfers of inventory) to or engage in any other transactions of any kind with Aviance without the prior written consent of DLL, except that Borrower entities may continue to make intercompany transfers to fund the payroll, capital expenditures and operations of Aviance as (but only to the extent) necessary for Aviance to continue to provide back office support for Aveeva, Emtec Global and the other Borrower entities and their direct and indirect Subsidiaries, all in the ordinary course of business for the Borrower entities and their direct and indirect Subsidiaries substantially consistent with past practices as conducted prior to December 5, 2008.

(M)  Amendment to Extend the Term.  Section 9.2 of the Schedule entitled “Term” is hereby is hereby amended by amending and restating Section 9.2 as  follows:

The term of this Agreement shall be from the Closing Date through and including December 7, 2010 (the “Term”), unless earlier terminated as provided in Section 7 or 9.2 above or elsewhere in this Agreement.

4.  Effectiveness Conditions.  This Amendment shall be effective upon the satisfaction of the following conditions (any and all Loan Documents, agreements, documents, contracts, certificates, authorizing resolutions, etc. required to be delivered below must be satisfactory in form and substance, and on terms and conditions acceptable to, DLL and its counsel in their Permitted Discretion) (the “Effectiveness Conditions”):

(A)  execution and delivery of this Amendment by all parties hereto;

(B)  execution and delivery by Borrower (including all Joining Borrowers) to DLL of an Amended and Restated Secured Revolving Credit Note in the maximum principal amount of $32,000,000 and an Amended and Restated Secured Floorplan Loan Note in the maximum principal amount of $32,000,000;

(C)  Execution and delivery to DLL by each of Emtec Global and Aveeva of a Collateral Pledge Agreement pursuant to which Emtec Global and Aveeva shall pledge and grant a security interest in favor of DLL in all of the equity interests of their respective Subsidiaries (including all other Joining Borrowers), subject to the limitations of Section 3.1 of the Loan and Security Agreement (as amended hereby) regarding the extent of DLL’s liens in the Voting Capital Stock of foreign Subsidiaries, to secure the Obligations of Borrower owing to DLL, and execution and delivery to DLL by each Subsidiary of Emtec Global and Aveeva (other than Aviance) of a Pledge Acknowledgement in the form of Exhibit A attached to each such respective Collateral Pledge Agreement, and

(D)  Payment by Borrower of all reasonable fees, costs and expenses (including without limitation any and all reasonable legal fees and expenses) incurred by DLL in the negotiation, preparation and execution of this Amendment.  Borrower hereby authorizes the DLL to charge the Borrower’s revolving loan account with the amount of all such costs and expenses of DLL in satisfaction thereof, and requests that DLL make one or more Revolving Credit Loan(s) on or after the date hereof in an aggregate amount equal to the total amount of all such costs and expenses, and that DLL disburse the proceeds of such Revolving Credit Loan(s) in satisfaction thereof

5.  Post Closing Covenants.  Borrower acknowledges that as an accommodation to Borrower, DLL has agreed to close on this Amendment, and to have this Amendment become effective, upon the satisfaction of only the Effectiveness Conditions set forth in Section 4 above, without the prior satisfaction of other conditions that DLL would otherwise require as conditions precedent to the effectiveness of this Amendment.  Therefore, in consideration of this agreement and accommodation by DLL, Borrower hereby covenants and agrees that, no later than January 31, 2009, Borrower shall cause each of the conditions and covenants set forth in this Section 5 below (the “Post Closing Covenants”) to be fully satisfied and performed to the satisfaction of DLL and its counsel in their Permitted Discretion.  Borrower specifically acknowledges and agrees that: (i) in the event that any one or more of the Post Closing Covenants is not fully satisfied and performed to the satisfaction of DLL and its counsel in their Permitted Discretion by January 31, 2009, an immediate and automatic Event of Default shall be deemed to have occurred under the Loan and Security Agreement and in consequence thereof, DLL shall immediately and automatically become entitled to exercise all of the rights and remedies available to DLL under the Existing Loan Documents (or any future Loan Documents that may hereafter be executed and delivered by the parties hereto), at law and in equity as a consequence of such an occurrence of such Event(s) of Default under the Loan and Security Agreement (specifically including without limitation all rights and remedies described in Section 7.2 of the Loan and Security Agreement) and (ii) without limiting the generality of the foregoing, in the event that any one or more of the following Post Closing Covenants is not fully satisfied and performed to the satisfaction of DLL and its counsel in their Permitted Discretion by January 31, 2009, under no circumstances whatsoever shall any Loans of any kind be made based on any Floorplanned Inventory and/or Receivables of any Joining Borrower, even if DLL acting in its sole and absolute discretion shall elect to make any Loans of any kind in respect of the assets of any of the other Borrower entities despite the existence of the Event(s) of Default that will automatically arise under the preceding clause (i) as a result of Borrower’s failure to satisfy and perform any of the Post Closing Covenants.  The Post Closing Covenants are as follows:

(A)  Delivery to DLL of an updated Perfection Certificate with information for all Borrower entities, including all Joining Borrowers;

(B)  Delivery to DLL of a certificate of the secretary or assistant secretary of each Borrower entity (including each Joining Borrower):  (i) certifying the name, title and signature of the officer of such Borrower entity executing this Amendment and/or any other related instrument, document or agreement on behalf of such Borrower entity (which shall expressly state that such officer was a duly appointed offer of such entity as of the date hereof and at all times thereafter through the date of such certificate), (ii) either (x) certifying that there has been no change as of the date of such certificate to any of the articles of incorporation or bylaws (or, if applicable, certificate of formation or operating agreement) of such Borrower entity since the delivery by such Borrower entity of such documents to DLL in connection with the original Closing Date, or (y) if there has been any such change (and without exception in the case of each Joining Borrower) certifying full and complete copies of each such organizational document (including all amendments thereto) as in effect on the date of such certificate as attached thereto (and each such certificate/articles of incorporation or certificate of formation provided under this clause (y) shall be a certified copy recently provided by the appropriate governmental official in such Borrower entity’s jurisdiction of organization) and further certifying that such organizational documents were the full and complete versions of such organizational documents as in effect on the date hereof), (iii) the good standing of such Borrower entity in its jurisdiction of organization on the date hereof and as of the date of such certificate and attaching a recent good standing certificate issued by the appropriate governmental official in such jurisdiction and (iv) a copy of the resolutions and/or written actions or consents of the boards of directors (or member(s) and/or manager(s), if applicable) of such Borrower entity authorizing and/or ratifying the execution of this Amendment and/or any other related instrument, document or agreement (including the Amended and Restated Secured Revolving Credit Note and Amended and Restated Secured Floorplan Loan Note) and the performance of the transactions contemplated hereby and thereby;

(C)  Delivery to DLL by Borrowers of an opinion letter from Borrower’s counsel addressing such matters regarding Joining Borrowers as DLL may require in its Permitted Discretion;

(D)  Receipt and review by DLL of such lien searches (including at DLL’s option in its sole discretion Uniform Commercial Code financing lien searches, judgments and state and federal tax lien searches) against Joining Borrowers showing no Liens on the Collateral of each Joining Borrower (other than Liens permitted under the Loan Documents);

(E)  Delivery to DLL of certificates of insurance evidencing insurance coverage for each Joining Borrower satisfying the requirements for such Joining Borrower under the Loan and Security Agreement;

(F)  Establishment of appropriate Blocked Accounts for the Joining Borrowers and execution and delivery of appropriate blocked account agreements with respect thereto by the applicable Borrower entities, DLL and the banks at which such Blocked Accounts will be maintained,

(G)  Delivery to DLL of all stock certificates/equity certificates for all applicable Subsidiaries of Emtec Global and Aveeva (excluding Aviance and any such Subsidiary that is not a corporation and which has not “opted-in” to Article 8 of the Uniform Commercial Code) pledged by Emtec Global and Aveeva to DLL pursuant to the respective Collateral Pledge Agreements executed by Emtec Global and Aveeva in favor of DLL described in Section 4(C) above, each accompanied by an appropriate stock power or other instrument of transfer executed in blank;

(H)  Delivery to DLL of a certificate signed by an appropriate officer of each Borrower entity (including each Joining Borrower): (i) certifying as true and complete an amended and restated Exhibit A to the Schedule setting forth the provisions regarding the representations and warranties as to each individual Borrower entity (including each  Joining Borrower) as of the date of such Certificate (and upon delivery of such certificate, Exhibit A to the Schedule shall be deemed to have been amended and restated in its entirety in the form of such new Exhibit A delivered with such certificate), (ii) representing and warranting that as of the date of such certificate, and after giving effect to such amendment and restatement of Exhibit A to the Schedule, all warranties and representations made to DLL under the Loan and Security Agreement and all other Existing Loan Documents by Borrower (including each Existing Borrower and each Joining Borrower) are accurate in all material respects as though made on the date hereof, and specifically reaffirming and restating all of the representations and warranties required under Sections 6(B) through (D) of this Amendment below as to each Existing Borrower and each Joining Borrower as of the date of such certificate, and (iii) certifying that as of the date of such certificate, no Event of Default, or event that with the passage of time or giving of notice or both will become an Event of Default, exists under the Loan and Security Agreement or any other Existing Loan Documents; and

(I)  Execution and delivery to DLL by Avaiance of a Pledge Acknowledgement in the form of Exhibit A attached to the Collateral Pledge Agreement of Aveeva described in Section 4(C) above, and

(J)  Payment by Borrower of all reasonable fees, costs and expenses (including without limitation any and all reasonable legal fees and expenses) incurred by DLL in the documenting and coordinating the satisfaction of the Post Closing Conditions.  Borrower hereby authorizes the DLL to charge the Borrower’s revolving loan account with the amount of all such costs and expenses of DLL in satisfaction thereof, and requests that DLL make one or more Revolving Credit Loan(s) on or after the date hereof in an aggregate amount equal to the total amount of all such costs and expenses, and that DLL disburse the proceeds of such Revolving Credit Loan(s) in satisfaction thereof.

6. Representations and Warranties.  Borrower represents and warrants to DLL that:

(A)  Both immediately prior and after giving effect to this Amendment, all warranties and representations made to DLL under the Loan and Security Agreement and all other Existing Loan Documents as to Existing Borrowers are accurate in all material respects as though made on the date hereof (except to the extent any such representation and warranty was made only as of a specific, earlier date).

(B)  Borrower has all requisite power and authority to execute and deliver the Amendment and each other document to be delivered in connection herewith to which it is a party (including the Amended and Restated Secured Revolving Credit Note and Amended and Restated Secured Floorplan Loan Note) and to perform all of its Obligations hereunder and under the Loan and Security Agreement and all other Existing Loan Documents as amended hereby and has not taken any steps to wind up, dissolve or otherwise liquidate its assets, and without limiting the generality of the foregoing, each Joining Borrower has all such requisite power and authority to enter into and perform all of its obligations under this Amendment and the Loan and Security Agreement and all other Existing Loan Documents as amended hereby (including the Amended and Restated Secured Revolving Credit Note and Amended and Restated Secured Floorplan Loan Note) as provided for herein and particularly in Section 1 of this Amendment above.

(C)  The execution and delivery by Borrower  (specifically including each Joining Borrower) of this Amendment, and the performance by it of the transactions herein contemplated (i) have been authorized by all necessary corporate action and (iii) do not and shall not constitute a violation of any applicable law or of Borrower’s Articles or Certificate of Incorporation or By-Laws (or, if applicable, Certificate of Formation or Operating Agreement) or any other document, agreement or instrument to which such entity is a party or by which such entity or its assets are bound.

(D)  Each of Amendment, and any assignment, instrument, document, or agreement executed and delivered in connection herewith, and the Loan and Security Agreement and all other Existing Loan Documents as amended hereby, are the legal, valid and binding obligations of Borrower (specifically including each Joining Borrower) enforceable against Borrower in accordance with its terms subject to the effect of any applicable bankruptcy, fraudulent transfer, moratorium, insolvency, reorganization or other similar laws affecting the rights of creditors generally and the effect of general principles of equity whether applied by a court of equity or law.

(E)  Both immediately prior and after giving effect to this Amendment, no Event of Default, or event that with the passage of time or giving of notice or both will become an Event of Default, exists under the Loan and Security Agreement or any other Existing Loan Documents.

7.  Collateral.

(A)  To secure the payment and performance of all of the Obligations when due, each Existing Borrower hereby reconfirms and restates its grant under the Loan and Security Agreement and the other Existing Loan Documents of a security interest and lien in favor of DLL on all of its Collateral (including all Excess Cash Collateral), whether now owned or hereafter acquired, created or arising and wherever located.  Each Existing Borrower hereby confirms and agrees that all security interests and liens granted under the Loan and Security Agreement and the other Existing Loan Documents to DLL continue in full force and effect and shall continue to secure the Obligations.  All Collateral remains free and clear of any Liens other than Permitted Encumbrances.  Nothing herein contained is intended to in any manner impair or limit the validity, priority and extent of DLL’s security interest in and liens upon the Collateral.

(B)  Without limiting the generality of the joinder of Joining Borrowers into the Security Agreement as provided for in Section 1 of this Amendment above, each Joining Borrower hereby grants to DLL (i) a first priority security interest (subject only to Permitted Encumbrances) in all of such Joining Borrower's now owned or hereafter acquired or arising Receivables, Chattel Paper, Commercial Tort Claims, Deposit Accounts (and all funds and monies from time to time on deposit therein), Documents, Equipment, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, life insurance policies, Trademarks, Copyrights, Licenses and Patents, all of such Joining Borrower 's money and cash, any and all property now or at any time hereafter in DLL's possession (including claims and credit balances and any and all Excess Cash Collateral), and all proceeds of the foregoing (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties) and all Supporting Obligations, products, accessions and all books and records related to any of the foregoing and (ii) assigns, transfers and sets over to DLL all of its right, title and interest, powers, privileges and other benefits of all leases, rental agreements and related documents entered into by such Joining Borrower with respect to any Equipment leased by such Joining Borrower as lessor or lessee together with all income, proceeds and other benefits thereof.

(C)  Without limiting the generality of the foregoing paragraphs (A) and (B), Borrower (specifically including each Joining Borrower) acknowledges and agrees that the Obligations secured by the Collateral and the grants of security interests and liens in the Collateral by Borrower in favor of DLL include all present and future loans, advances, debts, liabilities, obligations, covenants, duties and indebtedness at any time owing by Borrower to DLL, whether evidenced by the Loan and Security Agreement, any note or other instrument or document or otherwise, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by DLL in Borrower's debts owing to others), absolute or contingent, due or to become due, and that the foregoing would include any such debts, liabilities, obligations and indebtedness owing to DLL from Borrower in connection with any operating or capital lease.

8.  Ratification of Loan Documents.  Except as otherwise expressly set forth herein, all of the terms and conditions of the Loan and Security Agreement and the other Existing Loan Documents are hereby ratified and confirmed and continue unchanged and in full force and effect.  All references to the Loan and Security Agreement shall mean the Loan and Security Agreement as modified by this Amendment.  Borrower hereby acknowledges and agrees that this Amendment constitutes a "Loan Document" under the Loan and Security Agreement.  Accordingly, it shall be an Event of Default under the Loan and Security Agreement if (i) any representation or warranty made by Borrower under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) Borrower shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

A.  Confirmation of Indebtedness.  Borrower hereby acknowledges and confirms that as of the close of business on December 4, 2008, Borrower is indebted to Lender, without defense, setoff, claim or counterclaim under the Loan Documents, in the aggregate principal amount of $12,778,482.50, comprised of (a) $11,462,407.53 with respect to Revolving Credit Loans and (b) $1,316,074.97 with respect to the Floorplan Loan.  Borrower hereby confirms and agrees that the foregoing Obligations, together with all other Obligations (whether representing outstanding principal, accrued and unpaid interest, accrued and unpaid fees or any other Obligations of any kind or nature) currently owing by Borrower under the Loan and Security Agreement and the other Loan Documents, as reflected in the books and records of DLL as of the date hereof, are absolutely and unconditionally and jointly and severally owing from and payable by Borrower, and Borrower is jointly and severally  indebted to DLL with respect thereto, all without any set-off, deduction, claim, counterclaim or defense of any nature.

B.  Release.  Borrower acknowledges and agrees that it has no actual or potential claim or cause of action against DLL relating to the Loan and Security Agreement or any Loan Document and/or the Obligations arising thereunder or related thereto, in any such case arising on or before the date hereof.  As further consideration for the agreements of DLL as set forth herein, Borrower hereby waives and releases and forever discharges DLL, and its officers, directors, attorneys, agents, professionals and employees (all collectively the “Released Parties”) from any liability, damage, claim, loss or expense of any kind that Borrower had, may now have or may hereafter have against any one or more of the Released Parties arising out of or relating to this Amendment, the Loan and Security Agreement or any Existing Loan Document and/or the transactions described herein or therein or contemplated hereby or thereby and/or the Obligations arising herefrom or therefrom or relating hereto or thereto and/or any actual or alleged actions, conduct, inaction or omission on the part of any one or more of the Released Parties, to the extent arising or occurring on or before the date hereof.

9.  Governing Law.  THIS AGREEMENT, AND ALL MATTERS RELATING HERETO AND ARISING HEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), INCLUDING WITHOUT LIMITATION ENFORCEMENT OF THE OBLIGATIONS, SHALL BE INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE CONFLICT OF LAWS RULES) OF THE COMMONWEALTH OF PENNSYLVANIA GOVERNING CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.  Without limiting the generality of the joinder of Joining Borrowers as provided for in Section 1 of this Amendment above, each Borrower specifically acknowledges that the  provisions of Section 9.26 of the Loan and Security Agreement regarding consent to jurisdiction and service of process are incorporated herein by reference.

10.  WAIVER OF JURY TRIAL.  DLL AND BORROWER EACH HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (i) THIS AMENDMENT; (ii) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN DLL AND BORROWER; OR (iii) ANY CONDUCT, ACTS OR OMISSIONS OF DLL OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH DLL OR BORROWER; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

11.  Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement.  Signature by facsimile or other electronic transmission (including email transmission of a PDF copy of any signature) shall bind the parties hereto.

12.  Joint and Several Obligations of Borrower.  If more than one Person is named as the “Borrower” above, or hereafter becomes a “Borrower” hereunder by means of a joinder, amendment or other modification hereto or to the Loan and Security Agreement, then all references herein to “Borrower” shall be deemed to be a joint and several reference to each and every such Borrower entity and/or to any such Borrower entity as the context shall require.  The liability of all such Borrower entities for the Loans and other Obligations shall be joint and several as further provided for in Section 9.29 of the Loan and Security Agreement.

13.  Miscellaneous.  All terms, conditions, promises, covenants, provisions and warranties hereof and of the Loan Documents shall inure to the benefit of and bind DLL's and Borrower's respective representatives, successors and assigns (but Borrower may not sell, assign or transfer any interest in this Amendment or any other Loan Document, or any portion thereof, including, without limitation, any of Borrower's obligations, rights, title, interests, remedies, powers and duties hereunder or thereunder).  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the generality of the joinder of Joining Borrowers as provided for in Section 1 of this Amendment above, each Borrower specifically acknowledges that the  provisions of Section 9.17 of the Loan and Security Agreement regarding injunctive relief, Section 9.22 of the Loan and Security Agreement regarding liability and damages and Section 8.1 of the Loan and Security Agreement regarding costs and expenses and indemnities are incorporated herein by reference.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
SIGNATURES ON FOLLOWING PAGES

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

DE LAGE LANDEN FINANCIAL SERVICES, INC. By: /s/ Michael L. Jordan Name: Michael L. Jordan Title: Credit Manager
BORROWER:

EXISTING BORROWERS:

EMTEC INC. (a Delaware corporation)

By:  /s/Stephen C. Donnelly                                                                                                                      (SEAL)
Name:   Stephen C. Donnelly
Title:     Treasurer

EMTEC INC. (a New Jersey corporation)

By:  /s/Stephen C. Donnelly                                                                                                                      (SEAL)
Name:   Stephen C. Donnelly
Title:     Treasurer

EMTEC VIASUB LLC (a Delaware limited liability company)

By:  /s/Stephen C. Donnelly                                                                                                                      (SEAL)
Name:   Stephen C. Donnelly
Title:     Assistant Treasurer

EMTEC FEDERAL, INC. (formerly known as WESTWOOD COMPUTER CORPORATION) (a New Jersey corporation)

By:  /s/Stephen C. Donnelly                                                                                                                      (SEAL)
Name:   Stephen C. Donnelly
Title:     Assistant Treasurer

[Signature Page 1 of 2 to First Amendment to DLL/Emtec Loan and Security Agreement and Schedule]

JOINING BORROWERS:

EMTEC GLOBAL SERVICES LLC (formerly known as EMTEC FEDERAL SERVICES LLC, formerly known as WESTWOOD FEDERAL SERVICES, LLC) (a Delaware limited liability company)

By:  /s/Stephen C. Donnelly                                                                                                                      (SEAL)
Name:   Stephen C. Donnelly
Title:     Treasurer

LUCEO, INC. (an Illinois corporation)

By:  /s/Stephen C. Donnelly                                                                                                                      (SEAL)
Name:   Stephen C. Donnelly
Title:     Treasurer

EBUSINESS APPLICATION SOLUTIONS, INC. (a New Jersey corporation)

By:  /s/Stephen C. Donnelly                                                                                                                      (SEAL)
Name:   Stephen C. Donnelly
Title:     Treasurer

AVEEVA, INC. (a Delaware corporation)

By:  /s/Stephen C. Donnelly                                                                                                                      (SEAL)
Name:   Stephen C. Donnelly
Title:     Treasurer

[Signature Page 2 of 2 to First Amendment to DLL/Emtec Loan and Security Agreement and Schedule]

 [Borrower’s Notary Pages on Following Pages]